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                                                                    EXHIBIT 23.1


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


         We have issued our reports dated March 14, 2005, accompanying the consolidated financial statements and schedule, and management's assessment of the effectiveness of internal control over financial reporting. Both reports are included in the annual report of The Sportsman's Guide, Inc. and subsidiaries on Form 10-K for the year ended December 31, 2004. We hereby consent to the incorporation by reference of said report in the Registration Statements of The Sportsman's Guide, Inc. on Forms S-8 (File No. 333-26311, effective May 1, 1997; File No. 333-26313, effective May 1, 1997; File No. 333-26315, effective May 1, 1997; File No. 333-26317, effective May 1,1997; File No. 333-39765, effective
November 7, 1997; File No. 333-80869, effective June 17, 1999; and File No. 333-118296, effective August 17, 2004).


                                            /s/ GRANT THORNTON LLP

Minneapolis, Minnesota
March 17, 2005